Exhibit 10.2

April 7, 2011

Sunrise Senior Living, Inc.

7902 Westpark Drive

McLean, VA 22102

Attention: Edward W. Burnett

Re:         Proposed $65,000,000.00 Senior Revolving Credit Facility to Sunrise Senior Living, Inc.

Ladies and Gentlemen:

Sunrise Senior Living, Inc. (“Borrower”) has requested that KeyBank Capital Markets, Inc. (“KBCM”), agree to structure, arrange and syndicate a senior revolving credit facility in an aggregate amount of up to $65,000,000.00 (the “Facility”), and that KeyBank National Association (“KeyBank”) commit to provide a portion of the Facility and to serve as administrative agent for the Facility. KBCM is pleased to advise you that it is willing to act as exclusive arranger for the Facility.

Furthermore, KeyBank and KBCM are pleased to advise you of (a) KeyBank’s commitment to provide up to $50,000,000.00 of the Facility, and (b) KBCM’s agreement to use commercially reasonable efforts to assemble a syndicate of financial institutions identified by KBCM in consultation with you, to provide the balance of the necessary commitments for the Facility, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (the “Commitment Letter”) and in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”). In the event the Facility cannot be successfully syndicated under the terms outlined in the Term Sheet, the Borrower agrees that the KeyBank and KBCM shall be entitled with the consent of the Borrower and any guarantors (which shall not be unreasonably withheld, conditioned or delayed), to change the structure or terms of the Facility, if the KeyBank and KBCM determine that such changes are advisable in order to ensure a successful syndication. The Term Sheet shall be deemed to be amended to reflect such changes and the syndication process shall continue. For purposes hereof, a successful syndication is one in which commitments (in compliance with the terms of the Term Sheet) totaling in an amount equal to the Facility (including a reduction of Key Bank’s portion of the Facility to its desired hold level of not greater than $50,000,000) have been received from financial institutions acceptable to the KBCM and Borrower.

It is agreed that KeyBank will act as the sole and exclusive administrative agent, and that KBCM will act as the sole and exclusive Lead Arranger and Bookrunner (in such capacities, the “Lead Arranger”) for the Facility; provided that the Borrower acknowledges and agrees that the commitments of KeyBank to act as administrative agent and to provide a portion of the Facility may be assumed by an affiliated bank and KBCM may assign some or all of its rights and delegate some or all of its responsibilities hereunder to one of its affiliates. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other that that expressly contemplated by the Term Sheet) will be paid in connection with the Facility unless you and we shall so agree.

We intend to syndicate the Facility [(including, in our discretion, all or part of KeyBank’s commitment hereunder)] to a group of financial institutions (together with KeyBank, the “Lenders”) identified by us in consultation with you. KBCM intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist KBCM in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) the hosting, with KBCM, of one or more meetings of prospective Lenders and (d) as set forth in the next paragraph, assistance in the preparation of materials to be used in connection with the syndication (collectively with the Term Sheet, the “Information Materials”).

You will assist us in preparing Information Materials, including a Confidential Information Memorandum, for distribution to prospective Lenders. Before distribution of any Information Materials, you agree to execute and deliver to us a letter in which you authorize distribution of the Information Materials to a prospective Lender’s employees.

As the Lead Arranger, KBCM will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders (as defined below) and the amount and distribution of fees among the Lenders. In acting as the Lead Arranger, KBCM will have no responsibility other than to arrange the syndication as set forth herein and shall in no event be subject to any fiduciary or other implied duties. Additionally, the Borrower acknowledges and agrees that, as Lead Arranger, KBCM is not advising the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and KBCM shall have no responsibility or liability to the Borrower with respect thereto. Any review by KBCM of the Borrower, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of KBCM and shall not be on behalf of the Borrower.

To assist KBCM in its syndication efforts, you agree promptly to prepare and provide to KBCM and KeyBank all information with respect to the Borrower and the transactions contemplated hereby, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Facility. You hereby represent and covenant that (a) all information other than the Projections (the “Information”) that has been or will be made available to KeyBank or KBCM by you, the Borrower or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to KeyBank or KBCM by you, the Borrower or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without independent verification thereof.

As consideration for KeyBank’s commitment hereunder and KBCM’s agreement to perform the services described herein, you. agree to pay to KeyBank the nonrefundable fees set forth in the Term Sheet.

KeyBank’s commitment hereunder and KBCM’s agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) our satisfaction that prior to and during the syndication of the Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof, except for the $100 million junior subordinated convertible note offering that Borrower is planning during the week of April 11, 2011, (d) the negotiation, execution and delivery on or before May 15, 2011 of definitive documentation with respect to the Facility satisfactory to KeyBank and its counsel, (e) your compliance with the terms of this Commitment Letter (including any flex pricing provisions set forth thereunder) and (f) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of KeyBank’s commitment hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of KeyBank, KBCM and the Borrower.

You agree (a) to indemnify and hold harmless KeyBank, KBCM and their affiliates and their respective officers, director employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse KeyBank, KBCM and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant’s fees and expenses (if any), travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Facility. If you have already paid a deposit to KeyBank pursuant to the terms of a proposal letter or other written agreement (the

“Deposit”), and the Facility is consummated, the Deposit less all expenses incurred will be applied at closing toward any other closing fees and expenses. If the Facility is not consummated for any reason whatsoever, KeyBank will be entitled to retain all unused portions of the Deposit

This Commitment Letter shall not be assignable by you without the prior written consent of KeyBank and KBCM (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, KeyBank and KBCM. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Term Sheet set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE TERM SHEET OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND (B) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LEGAL PROCEEDING IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. THE BORROWER, KEYBANK AND KBCM IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS, THIS COMMITMENT LETTER, THE TERM SHEET OR THE PERFORMANCE OF SERVICES HEREUNDER.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter or the Term Sheet nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors (other than commercial lenders) who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof). Officers, directors, employees and agents of KBCM and KeyBank and their affiliates shall at all times have the right to share amongst themselves information received from you and your affiliates and your officers, directors, employees and agents,

You acknowledge that KBCM, KeyBank and any of their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither KBCM nor KeyBank nor any of their affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this tetter or their other relationships with you in connection with the performance by KBCM or KeyBank or any of their affiliates of services for other companies, and neither KBCM nor KeyBank nor any of their affiliates will furnish any such information to other companies, You also acknowledge that KBCM, KeyBank and their affiliates have no obligation to use in connection with the transactions contemplated by this letter, or to furnish to you, confidential information obtained from other companies.

The compensation, reimbursement, indemnification and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or KeyBank’s commitment hereunder; provided, that your obligations under this Commitment Letter, other than those arising under the fourth, fifth and tenth paragraphs hereof, shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Facility upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.

You hereby authorize KBCM and KeyBank, at their respective sole expense, but without any prior approval by you, to publish such tombstones and give such other publicity to the Facility as each may from time to time determine in its sole discretion. The foregoing authorization shall remain in effect unless the Borrower notifies each of KBCM and KeyBank in writing that such authorization is revoked.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on April 8, 2011. KeyBank’s commitment and KBCM’s agreements herein will expire at such time in the event KeyBank has not received such, executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter and Term Sheet supersede any and all prior versions hereof and thereof.

KeyBank and KBCM are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Henry A. Alonso
	Name:	Henry A. Alonso
	Title:	Senior Vice President

KEYBANK CAPITAL MARKETS, INC.

By:	/s/ Jay Johns
	Name:	Jay Johns
	Title:	Managing Director

Accepted and agreed to as of the date First written above by;

SUNRISE SENIOR LIVING, INC.

By:	/s/ Marc Richards
	Name:	Marc Richards
	Title:	Chief Financial Officer